Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces First Quarter 2018 Results

Newton, MA (May 15, 2018).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter ended March 31, 2018.

Financial Results for the quarter ended March 31, 2018:

•
Senior living revenue for the first quarter of 2018 decreased 2.8% to $274.5 million from $282.4 million for the same period in 2017, primarily due to the sale of two senior living communities during the fourth quarter of 2017 and two communities during the first quarter of 2018 pursuant to a transaction agreement Five Star entered with Senior Housing Properties Trust (Nasdaq: SNH), or the 2017 Transaction Agreement, and a decrease in occupancy, partially offset by an increase in average monthly rates to residents who pay privately for services. Management fee revenue for the first quarter of 2018 increased 1.7% to $3.6 million, primarily due to an increase in the number of managed communities compared to the same period in 2017.

▪
Net loss for the first quarter of 2018 was $7.9 million, or $0.16 per diluted share, compared to net loss of $6.8 million, or $0.14 per diluted share, for the same period in 2017. Net loss for the first quarter of 2018 included a gain on sale of senior living communities of $5.7 million, or $0.11 per diluted share, in connection with the sale of two senior living communities in January and February 2018 pursuant to the 2017 Transaction Agreement.

▪
Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2018 was $1.7 million compared to $3.6 million for the same period in 2017. EBITDA excluding certain items noted in the supplemental information provided below, or Adjusted EBITDA, was $(3.7) million and $3.8 million for the first quarters of 2018 and 2017, respectively. A reconciliation of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended March 31, 2018 and 2017 appears later in this press release.

Operating Results for the quarter ended March 31, 2018:

▪	Occupancy at owned and leased senior living communities for the first quarter of 2018 was 81.7% compared to 83.6% for the same period in 2017.

▪	The average monthly rate at owned and leased senior living communities for the first quarter of 2018 increased 0.8% to $4,796 from $4,756 for the same period in 2017.

▪	The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the first quarter of 2018 was 77.3% compared to 77.6% for the same period in 2017.

Other:

As previously disclosed, in November 2017, Five Star agreed to sell six senior living communities to SNH pursuant to the 2017 Transaction Agreement for an aggregate sales price of $104.4 million, including $2.4 million of mortgage debt principal that Five Star prepaid in December 2017 in connection with the sale of one of these communities, SNH's assumption of approximately $33.5 million of mortgage debt principal secured by certain of these senior living communities and excluding closing costs. In December 2017, Five Star sold two of these communities for an aggregate sales price of approximately $39.2 million, excluding closing costs. In January 2018, Five Star sold one of these communities for approximately $19.7 million, excluding closing costs. In February 2018, Five Star sold one of these communities for approximately $22.2 million, including SNH’s assumption of approximately $16.8 million of mortgage debt principal and excluding closing costs. In connection with these sales, Five Star entered management and pooling agreements with SNH to manage these senior living communities, and Five Star expects to enter additional management and pooling arrangements with SNH concurrent with the sales of the remaining two communities. The closings of the sales of the remaining two communities for an aggregate sales price of approximately $23.3 million, including SNH’s assumption of approximately $16.7 million of mortgage debt principal, are expected to occur by the end of the second quarter of 2018 as third party approvals are received.

In March 2018, Five Star and SNH agreed to sell one skilled nursing facility owned by SNH for a sales price of approximately $6.5 million, excluding closing costs. Five Star expects the closing of the sale of this skilled nursing facility to occur by the end of the second quarter of 2018.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Bruce Mackey, Chief Financial Officer and Treasurer, Richard Doyle, and Senior Vice President and Chief Operating Officer, Scott Herzig will host a conference call to discuss its first quarter 2018 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, May 22, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10118605.

A live audio webcast of the conference call will also be available in a listen-only mode on Five Star’s website, which is located at www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call. The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s first quarter 2018 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of March 31, 2018, Five Star operated 283 senior living communities with 31,787 living units located in 32 states, including 211 communities (22,529 living units) that it owned or leased and 72 communities (9,258 living units) that it managed. These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
FIVE STAR HAS AGREED TO SELL TWO SENIOR LIVING COMMUNITIES TO SNH FOR APPROXIMATELY $23.3 MILLION, INCLUDING SNH’S ASSUMPTION OF APPROXIMATELY $16.7 MILLION OF MORTGAGE DEBT PRINCIPAL AND EXCLUDING CLOSING COSTS, AND FIVE STAR EXPECTS TO ENTER MANAGEMENT AND POOLING ARRANGEMENTS WITH SNH FOR FIVE STAR TO MANAGE THESE TWO SENIOR LIVING COMMUNITIES. THESE SALES ARE SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THESE SALES AND ANY RELATED MANAGEMENT AND POOLING ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED BEYOND THE SECOND QUARTER OF 2018 OR THEIR TERMS MAY CHANGE.

•
FIVE STAR AND SNH HAVE AGREED TO SELL ONE SKILLED NURSING FACILITY OWNED BY SNH FOR APPROXIMATELY $6.5 MILLION, EXCLUDING CLOSING COSTS. THIS SALE IS SUBJECT TO CONDITIONS. THESE CONDITIONS MAY NOT BE MET AND THIS SALE MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS. FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Senior living revenue	$274,525	$282,431
Management fee revenue	3,622	3,563
Reimbursed costs incurred on behalf of managed communities	67,370	64,695
Total revenues	345,517	350,689
Operating expenses:
Senior living wages and benefits	136,169	138,312
Other senior living operating expenses	73,777	73,287
Costs incurred on behalf of managed communities	67,370	64,695
Rent expense	52,245	51,231
General and administrative expenses	19,963	19,537
Depreciation and amortization expense	8,860	9,486
Gain on sale of senior living communities	(5,684)	—
Long lived asset impairment	—	210
Total operating expenses	352,700	356,758

Operating loss	(7,183)	(6,069)

Interest, dividend and other income	167	184
Interest and other expense	(703)	(978)
Unrealized loss on equity investments	(50)	—
Realized gain on sale of debt and equity investments, net of tax	32	39

Loss before income taxes and equity in earnings of an investee	(7,737)	(6,824)
Provision for income taxes	(256)	(91)
Equity in earnings of an investee, net of tax	44	128
Net loss	$(7,949)	$(6,787)

Weighted average shares outstanding—basic and diluted	49,594	49,162

Net loss per share—basic and diluted	$(0.16)	$(0.14)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$31,186	$26,255
Accounts receivable, net of allowance	38,134	38,673
Due from related persons	9,367	4,774
Investments	20,396	22,524
Restricted cash	19,874	20,747
Prepaid expenses and other current assets	24,041	25,132
Assets held for sale	22,352	59,080
Total current assets	165,350	197,185

Property and equipment, net	252,066	251,504
Equity investment of an investee	8,136	8,185
Restricted cash	1,654	1,476
Restricted investments	11,334	10,758
Other long term assets	6,598	6,800
Total assets	$445,138	$475,908

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable and accrued expenses	69,683	74,734
Accrued compensation and benefits	41,019	37,893
Due to related persons	18,802	18,683
Mortgage notes payable	322	316
Accrued real estate taxes	11,407	11,801
Security deposits and current portion of continuing care contracts	3,929	4,073
Other current liabilities	33,910	36,361
Liabilities held for sale	17,320	34,781
Total current liabilities	196,392	218,642

Long term liabilities:
Mortgage notes payable	7,789	7,872
Accrued self insurance obligations	34,612	33,082
Deferred gain on sale and leaseback transaction	64,434	66,087
Other long term liabilities	5,148	5,231
Total long term liabilities	111,983	112,272

Shareholders’ equity:
Common stock, par value $.01: 75,000,000 shares authorized, 50,536,924 and 50,524,424 shares issued and outstanding at March 31, 2018 and December 31, 2017, respectively	505	505
Additional paid in capital	361,153	360,942
Accumulated deficit	(227,331)	(220,489)
Accumulated other comprehensive income	2,436	4,036
Total shareholders’ equity	136,763	144,994
Total liabilities and shareholders’ equity	$445,138	$475,908

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(7,949)	$(6,787)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	8,860	9,486
Gain on sale of senior living communities	(5,684)	—
Unrealized loss on equity investments	50	—
Realized gain on sale of debt and equity investments	(32)	(39)
Loss on disposal of property and equipment	—	44
Long lived asset impairment	—	210
Equity in earnings of an investee, net of tax	(44)	(128)
Stock based compensation	211	225
Provision for losses on receivables	1,761	861
Amortization of deferred gain on sale and leaseback transaction	(1,653)	(1,652)
Other noncash expense (income) adjustments, net	246	(91)
Changes in assets and liabilities:
Accounts receivable	(1,222)	(2,748)
Prepaid expenses and other assets	1,123	564
Accounts payable and accrued expenses	(4,971)	(3,835)
Accrued compensation and benefits	3,126	4,646
Due from related persons, net	(4,511)	6,953
Other current and long term liabilities	(1,513)	(1,156)
Cash (used in) provided by operating activities	(12,202)	6,553

Cash flows from investing activities:
Acquisition of property and equipment	(9,639)	(18,241)
Purchases of investments	(300)	(571)
Proceeds from sale of property and equipment	—	8,082
Proceeds from sale of communities	25,141	—
Proceeds from sale of investments	1,425	2,055
Cash provided by (used in) investing activities	16,627	(8,675)

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	—	5,000
Repayments of borrowings on revolving credit facility	—	(5,000)
Repayments of mortgage notes payable	(189)	(343)
Payment of deferred financing fees	—	(1,840)
Cash used in financing activities	(189)	(2,183)

Cash flows from discontinued operations:
Net cash provided by operating activities	—	1,027
Net cash flows provided by discontinued operations	—	1,027

Change in cash and cash equivalents and restricted cash	4,236	(3,278)
Cash and cash equivalents and restricted cash at beginning of period	48,478	33,576
Cash and cash equivalents and restricted cash at end of period	$52,714	$30,298

Reconciliation of cash and cash equivalents and restricted cash
Cash and cash equivalents	$31,186	$13,712
Restricted cash	21,528	16,586
Cash and cash equivalents and restricted cash at end of period	$52,714	$30,298

Supplemental cash flow information:
Cash paid for interest	$563	$927
Cash paid for income taxes, net	$348	$163

Non-cash activities:
Real estate sale	$16,776	$—
Mortgage notes assumed by purchaser in real estate sale	$16,776	$—

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net loss for the three months ended March 31, 2018 and 2017.

	For the three months ended March 31,
	2018	2017
Net loss	$(7,949)	$(6,787)
Add: interest and other expense	703	978
Add: provision for income taxes	256	91
Add: depreciation and amortization expense	8,860	9,486
Less: interest, dividend and other income	(167)	(184)
EBITDA	1,703	3,584
Add (less):
Long lived asset impairment	—	210
Costs related to compliance assessment	(138)	—
Employee litigation matter	381	—
Gain on sale of senior living communities	(5,684)	—
Adjusted EBITDA	$(3,738)	$3,794

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three months ended March 31,
	2018	2017
Senior living revenue:
Independent and assisted living community revenue (owned)	$19,718	$23,704
Independent and assisted living community revenue (leased)	107,294	108,209
Continuing care retirement community revenue (leased)	97,778	99,182
Skilled nursing facility revenue (leased)	41,085	43,738
Ageility physical therapy revenue	8,650	7,598
Total senior living revenue	$274,525	$282,431

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,382	$9,880
Independent and assisted living community wages and benefits (leased)	46,450	46,769
Continuing care retirement community wages and benefits (leased)	49,942	50,484
Skilled nursing facility wages and benefits (leased)	26,806	27,954
Ageility physical therapy wages and benefits	5,674	5,115
Insurance and other (2)	(1,085)	(1,890)
Total senior living wages and benefits	$136,169	$138,312

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,676	$6,407
Independent and assisted living community other operating expenses (leased)	28,208	27,080
Continuing care retirement community other operating expenses (leased)	26,439	26,066
Skilled nursing facility other operating expenses (leased)	12,972	11,916
Ageility physical therapy other operating expenses	466	392
Insurance and other (2)	16	1,426
Total senior living operating expenses	$73,777	$73,287

(1)	Excludes data for managed communities.

(2)
Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits represent excess premiums received by Five Star's captive insurance company subsidiary over expenses recorded in the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three months ended March 31, (2)
	2018	2017
Senior living revenue:
Independent and assisted living community revenue (owned)	$19,077	$19,495
Independent and assisted living community revenue (leased)	107,294	108,209
Continuing care retirement community revenue (leased)	97,778	99,182
Skilled nursing facility revenue (leased)	41,085	43,737
Ageility physical therapy revenue	8,650	7,598
Total senior living revenue	$273,884	$278,221

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$8,191	$8,338
Independent and assisted living community wages and benefits (leased)	46,450	46,769
Continuing care retirement community wages and benefits (leased)	49,942	50,484
Skilled nursing facility wages and benefits (leased)	26,806	27,954
Ageility physical therapy wages and benefits	5,674	5,115
Insurance and other (3)	(1,085)	(1,890)
Total senior living wages and benefits	$135,978	$136,770

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,481	$5,427
Independent and assisted living community other operating expenses (leased)	28,208	27,080
Continuing care retirement community other operating expenses (leased)	26,439	26,066
Skilled nursing facility other operating expenses (leased)	12,971	11,934
Ageility physical therapy other operating expenses	466	392
Insurance and other (3)	16	1,426
Total senior living operating expenses	$73,581	$72,325

(1)	Excludes data for managed communities.

(2)	Includes data for senior living communities that we have owned or leased continuously since January 1, 2017.

(3)
Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits represent excess premiums received by Five Star's captive insurance company subsidiary over expenses recorded in the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA
(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
Independent and assisted living communities (owned):(1) (2)
Number of communities (end of period)	22	24	26	26	26
Number of units (end of period)	2,259	2,474	2,703	2,703	2,703
Occupancy(3)	80.7%	82.7%	82.9%	83.4%	83.6%
Avg. monthly rate(4)	$3,464	$3,408	$3,410	$3,427	$3,437

Independent and assisted living communities (leased):
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)	10,510	10,507	10,537	10,537	10,536
Occupancy(3)	83.4%	84.4%	84.6%	84.6%	85.0%
Avg. monthly rate(4)	$4,070	$3,978	$3,981	$4,006	$4,016

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	7,158	7,159	7,163	7,172	7,171
Occupancy(3)	81.5%	81.8%	81.6%	81.8%	82.9%
Avg. monthly rate(4)	$5,584	$5,433	$5,400	$5,490	$5,562

Skilled nursing facilities (leased):
Number of communities (end of period)	30	30	30	30	30
Number of units (end of period)(6)	2,602	2,602	2,602	2,602	2,601
Occupancy(3)	75.7%	77.8%	80.1%	79.7%	79.8%
Avg. monthly rate(4)	$6,951	$6,721	$6,725	$6,973	$7,079

Total senior living communities (owned and leased):
Number of communities (end of period)	211	213	215	215	215
Number of units (end of period)	22,529	22,742	23,005	23,014	23,011
Occupancy(3)	81.7%	82.6%	83.0%	83.1%	83.6%
Avg. monthly rate(4)	$4,796	$4,653	$4,648	$4,715	$4,756

Managed communities:
Number of communities (end of period)	72	70	68	68	68
Number of units (end of period)(7)	9,258	9,043	8,807	8,806	8,798
Occupancy(3)	86.0%	86.0%	85.8%	85.7%	86.0%
Avg. monthly rate(4)	$4,301	$4,254	$4,243	$4,297	$4,322

Other ancillary services:
Number of ageility physical therapy inpatient clinics (end of period)	47	47	47	47	48
Number of ageility physical therapy outpatient clinics (end of period)	108	92	88	85	80
Number of home health communities served (end of period)	12	15	15	13	18

(1)
Occupancy and average monthly rate for the three months ended March 31, 2018 include data for the senior living communities that were sold to SNH in January and February 2018 pursuant to the 2017 Transaction Agreement as owned until the time of sale and as managed from the time of sale through the end of the period.

(2)
Occupancy and average monthly rate for the three months ended December 31, 2017 include data for the senior living communities that were sold to SNH in December 2017 pursuant to the 2017 Transaction Agreement as owned until the time of sale and as managed from the time of sale through the end of the period.

(3)
Includes living units categorized as in service. As a result, the number of living units may change from period to period for reasons other than the acquisition or disposition of senior living communities.

(4)
Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services divided by occupied units during the period, and multiplying it by 30 days.

(5)	Includes 1,916 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(6)	Includes 76 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(7)	Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended March 31,
	2018	2017
Independent and assisted living communities (owned):
Private and other sources	98.8%	98.9%
Medicaid	1.2%	1.1%
Total	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	99.0%	99.0%
Medicaid	1.0%	1.0%
Total	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	73.0%	72.9%
Medicare	19.5%	20.3%
Medicaid	7.5%	6.8%
Total	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	20.9%	24.2%
Medicare	19.6%	22.9%
Medicaid	59.5%	52.9%
Total	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.3%	77.6%
Medicare	10.2%	11.0%
Medicaid	12.5%	11.4%
Total	100.0%	100.0%

(1)	Excludes data for managed communities.

(end)